UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                          Date of Report: June 4, 2002

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             (Exact name of registrant as specified in its charter)

Colorado                              0-21821      93-0962072
(State or other jurisdiction       (Commission    (IRS Employer
of incorporation)                   File Number)  Identification No.)

               1530 16th Street, Suite 200, Denver, Colorado 80202 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 446-5926


       (Former address, 410 17th Street, Suite 400 Denver, Colorado 80202)

Item 5. Other Events. On June 4, 2002, the Registrant received service of a Summons and Complaint naming it, as well as two former officers and directors and its current Chairman of the Board of Directors, as defendants in an action filed in the United States District Court, Northern District of Ohio (Case Number 302CV7241). This suit was filed by the current Receiver of a former subsidiary (TPSS Acquisition Corporation ("TPSS") of the Registrant, Mr. Ralph DeNune, III. This lawsuit alleges, among other things, fraudulent transfers of funds from its former subsidiary, TPSS, to the Registrant and its other subsidiaries; unjust enrichment and fraud in the use of consigned steel inventory without proper approval of and notification to the consignor; and making false and fraudulent statements to influence this vendor to accept common shares and a promissory note from the Registrant for a reduction in amount due from TPSS. A RICO claim is made against the individual defendants. The defendants have denied the allegations and will vigorously defend against these claims.

The Registrant has no operations and no assets. Currently, there are no prospects of the Registrant resuming business operations.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CONSOLIDATED CAPITAL OF
                                                    NORTH AMERICA, INC.


Date: July 3, 2002                                 By: /s/ Donald R. Jackson
                                                       ---------------------
                                                       Donald R. Jackson